EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 3, 2017, Lawson Products Inc. (Ontario), a fully owned subsidiary of Lawson Products, Inc. ("Lawson" or the "Company") completed the acquisition of all of the issued and outstanding shares of The Bolt Supply House Ltd. ("Bolt Supply") pursuant to an Agreement and Plan of Merger dated as of October 3, 2017 among the Company and Bolt Supply. The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations are presented to reflect the effects of this acquisition.

The unaudited pro forma condensed combined balance sheet has been prepared to combine the September 30, 2017 unaudited balance sheet of Lawson with the August 31, 2017 unaudited balance sheet of Bolt Supply, originally prepared in accordance with Canadian Accounting Standards for Private Enterprises ("Canadian ASPE"), adjusted to be in accordance with Generally Accepted Accounting Principles in the United States (“US GAAP”), to reflect the transaction as if it had occurred on September 30, 2017.

The year ended December 31, 2016 unaudited pro forma condensed combined statements of operations combines the fiscal year end December 31, 2016 results of Lawson with the fiscal year end February 28, 2017 results of operations of Bolt Supply, originally prepared in accordance with Canadian ASPE, adjusted to be in accordance with US GAAP, as if the transaction had occurred on January 1, 2016. The nine months ended September 30, 2017 unaudited pro forma condensed combined statements of operations combines the nine months ended September 30, 2017 results of Lawson with the nine months ended August 31, 2017 results of operations of Bolt Supply, originally prepared in accordance with Canadian ASPE, adjusted to be in accordance with US GAAP, as if the transaction had occurred on January 1, 2016.

The pro forma information was prepared based on the historical financial statements and related notes of Lawson and Bolt Supply, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with US GAAP and adjusting the historical financial statements of Bolt Supply to be in accordance with US GAAP. The pro forma adjustments are based upon available information and assumptions that Company management believes are factually supportable and are expected to have a continuing impact on the results of the Company after the acquisition. The allocation of the purchase price of the Bolt Supply acquisition reflected in these unaudited pro forma condensed combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The Company estimated the preliminary fair value of Bolt Supply's assets and liabilities based on discussions with Bolt Supply's management, due diligence and work performed by third-party valuation specialists. Additionally, management has not completed a full evaluation of Bolt Supply’s accounting and business practices, and any changes identified may impact the future combined operating results. As the Company further reviews the transaction, increases or decreases in the fair value of relevant balance sheet amounts may result in adjustments, which may result in material differences from the information presented in this Form 8-K/A.

In addition to U.S. GAAP accounting adjustments, certain items have been reclassified from Bolt Supply’s historical financial statement information to align the presentation of those financial statements with Lawson’s financial statement presentation.

The Company translated the Bolt Supply financial results from Canadian dollars to U.S. dollars using the following historical exchange rates.

Rate Type	Time Period	Canadian to U.S. Exchange Rate
Average	Year ended February 28, 2017	0.761730
Average	Nine months ended August 31, 2017	0.757696
Period end	August 31, 2017	0.801089

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Lawson and Bolt Supply been a combined company during the respective periods presented.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company's historical financial statements, which are included in the Company's latest annual report on Form 10-K and quarterly report on Form 10-Q, and Bolt Supply's historical information included in this Form 8-K/A.

LAWSON PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AT SEPTEMBER 30, 2017
(In Thousands)

	Lawson	Bolt Supply Historical		US GAAP		Pro Forma
	Historical	Canadian ASPE		Adjustments		Adjustments		Pro Forma
	US $	Cdn $	US $	(Note 4)	Note	(Note 5)	Note	Combined
ASSETS
Current assets:
Cash and cash equivalents	$19,043	$217	$174	$—		$(16,119)	5(a)	$3,098
Restricted cash	800	—	—	—		—		800
Accounts receivable, net	37,290	4,316	3,458	—		—		40,748
Inventories, net	43,341	8,153	6,531	—		—		49,872
Miscellaneous receivables and prepaid expenses	3,755	423	339	—		—		4,094
Total current assets	104,229	13,109	10,502	—		(16,119)		98,612

Property, plant and equipment, net	26,844	1,963	1,572	—		259	5(b)	28,675
Cash value of life insurance	11,623	—	—	—		—		11,623
Goodwill	5,789	—	—	—		14,131	5(c)	19,920
Deferred income taxes	20	—	—	—		—		20
Other assets	905	—	—	—		11,416	5(d)	12,321
Total assets	$149,410	$15,072	$12,074	$—		$9,687		$171,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$2,946	$2,360	$—		$13,940	5(e)	$16,300
Accounts payable	12,207	1,890	1,514	—		—		13,721
Accrued expenses and other liabilities	30,831	523	419	—		—		31,250
Total current liabilities	43,038	5,359	4,293	—		13,940		61,271

Security bonus plan	13,347	—	—	—		—		13,347
Financing lease obligation	6,710	—	—	—		—		6,710
Deferred compensation	5,108	—	—	—		—		5,108
Deferred rent liability	3,473	—	—	177	4(a)	203	5(f)	3,853
Deferred income tax liabilities	—	—	—	86	4(b)	3,062	5(g)	3,148
Other liabilities	5,071	—	—	—		—		5,071
Total liabilities	76,747	5,359	4,293	263		17,205		98,508

Stockholders’ equity:
Preferred shares	—	2,294	1,838	—		(1,838)	5(h)	—
Common stock par value	8,921	—	—	—		—		8,921
Capital in excess of par value	12,335	—	—	—		—		12,335
Retained earnings	51,216	7,419	5,943	(263)		(5,680)	5(h)	51,216
Treasury stock	(711)	—	—	—		—		(711)
Accumulated other comprehensive income	902	—	—	—		—		902
Total Stockholders’ equity	72,663	9,713	7,781	(263)		(7,518)		72,663
Total liabilities, preferred shares and stockholders’ equity	$149,410	$15,072	$12,074	$—		$9,687		$171,171

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(In thousands, except per share amounts)

	Lawson	Bolt Supply Historical		US GAAP		Pro Forma
	Historical	Canadian ASPE		Adjustments		Adjustments		Pro Forma
	US $	Cdn $	US $	(Note 4)	Note	(Note 5)	Note	Combined
Net sales	$276,573	$37,637	$28,669	$—		$—		$305,242
Cost of goods sold	108,511	20,955	15,962	—		—		124,473
Gross profit	168,062	16,682	12,707	—		—		180,769

Operating expenses	169,519	15,241	11,609	36	4(c)	790	5(i)	180,843
						(1,111)	5(j)
Operating income (loss)	(1,457)	1,441	1,098	(36)		321		(74)

Interest and other expenses, net	(74)	33	25	—		(515)	5(l)	(564)

Income (loss) from operations before income taxes	(1,531)	1,474	1,123	(36)		(194)		(638)

Income taxes	98	350	267	(15)	4(d)	(52)	5(m)	298
Net income (loss)	$(1,629)	$1,124	$856	$(21)		$(142)		$(936)

Basic and diluted loss per share of common stock	$(0.19)							$(0.11)

Basic and diluted weighted average shares outstanding	8,780							8,780

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
(In thousands, except per share amounts)

	Lawson	Bolt Supply Historical		US GAAP		Pro Forma
	Historical	Canadian ASPE		Adjustments		Adjustments		Pro Forma
	US $	Cdn $	US $	(Note 4)	Note	(Note 5)	Note	Combined
Net sales	$225,274	$32,178	$24,381	$—		$—		$249,655
Cost of goods sold	89,249	18,838	14,273	—		—		103,522
Gross profit	136,025	13,340	10,108	—		—		146,133

Selling, general and administrative expenses	131,754	10,913	8,268	103	4(c)	590	5(i)	139,659
						(770)	5(j)
						(286)	5(k)
Gain on sale of property	(5,422)	—	—	—		—		(5,422)
Total operating expenses	126,332	10,913	8,268	103		(466)		134,237

Operating income (loss)	9,693	2,427	1,840	(103)		466		11,896

Interest and other expenses, net	560	(13)	(10)	—		(151)	5(l)	399
Income (loss) from operations before taxes	10,253	2,414	1,830	(103)		315		12,295

Income taxes	802	605	458	(42)	4(d)	85	5(m)	1,303
Net income (loss)	$9,451	$1,809	$1,372	$(61)		$230		$10,992

Basic income per share of common stock	$1.07							$1.24

Diluted income per share of common stock	$1.04							$1.21

Basic weighted average shares outstanding	8,856							8,856
Diluted weighted average shares outstanding	9,112							9,112

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Description of the Transaction

On October 3, 2017, Lawson Products Inc. (Ontario), a fully owned subsidiary of Lawson, purchased all of the issued and outstanding shares of The Bolt Supply House Ltd. ("Bolt Supply"). Bolt Supply is a wholesale and retail supplier of fasteners, power tools, safety equipment, shop supplies and accessories across Western Canada.

The aggregate purchase price for the shares of Bolt Supply was approximately $32.4 million, consisting of cash on hand and borrowings of $16.3 million from the Company's existing revolving line of credit.

Note 2 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet has been prepared to combine the September 30, 2017 unaudited balance sheet of Lawson with the August 31, 2017 unaudited balance sheet of Bolt Supply to reflect the transaction as if it had occurred on September 30, 2017. The year ended December 31, 2016 unaudited pro forma condensed combined statements of operations combines the fiscal year end December 31, 2016 results of Lawson with the fiscal year end February 28, 2017 results of Bolt Supply as if the transaction had occurred on January 1, 2016. The nine months ended September 30, 2017 unaudited pro forma condensed combined statement of operations combines the nine months ended September 30, 2017 results of Lawson with the nine months ended August 31, 2017 results of Bolt Supply as if the transaction had occurred on January 1, 2016.

Due to the difference in the fiscal year end of Lawson and Bolt Supply, net sales and net income of $6.3 million and $0.2 million, respectively, for the three month period ended February 28, 2017 have been included in both the pro forma combined statement of operations for the year ended December 31, 2016 and also for the pro forma combined nine month period ended September 30, 2017.

Certain reclassifications have been made to the Bolt Supply financial statements to conform to Lawson's presentation. Such reclassifications have no effect on the net income recorded. The Bolt Supply historical financial information were prepared in accordance with Canadian Accounting Standards for Private Enterprises ("Canadian ASPE") in Canadian dollars. The results have been translated into U.S. dollars and adjustments have been made to conform with US GAAP.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Lawson's historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017 and the Quarterly Report on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on October 26, 2017; as well as Bolt Supply's historical consolidated financial statements and related notes included as exhibits 99.1 and 99.2 to this Current Report Form 8-K/A.

The unaudited pro forma condensed combined financial statements have been prepared for informational and illustrative purposes in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), including Article 11 of Regulation S-X under the Securities Act. Such information is preliminary and based on currently available information, assumptions and adjustments that the Company believes are reasonable, however the ultimate amounts recorded may be different. The Company's historical condensed consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Bolt Supply acquisition (2) factually supportable and (3) with respect to the statement of operations expected to have a continuing impact on the consolidated financial results. These financial statements are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Lawson and Bolt Supply been a combined company during the respective periods presented.

The Company expects to incur costs and realize benefits associated with integrating the operations of Lawson and

Bolt Supply. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities, future anticipated synergies or any non-recurring charges directly related to the acquisition that the combined Company may incur upon completion of the transaction.

Note 3 - Estimated Preliminary Purchase Price Consideration

On October 3, 2017, the Company acquired Bolt Supply for total consideration of approximately $32.4 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Bolt Supply based on management’s best estimates of fair value. The excess of the aggregate cost of the acquisition over the estimated fair market value of the acquired identifiable net assets has been recorded as goodwill. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table summarizes the preliminary allocation of the purchase price for Bolt Supply as to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

(Amounts in thousands)
Cash paid at closing	$32,419

Cash	174
Receivables	3,458
Inventories	6,531
Other current assets	339
Property, plant and equipment	1,831
Intangible assets	11,416
Goodwill	14,131
Accounts payable	(1,514)
Accrued expenses	(419)
Deferred rent liabilities	(380)
Deferred tax liabilities	(3,148)

Total	$32,419

Note 4 - US GAAP Adjustments

Certain reclassifications have been made to the historical presentation of the Bolt Supply results to conform to the presentation used in the unaudited pro forma condensed combined financial statements. They include the following:

(a)    Under Canadian ASPE, Bolt expenses rental payments on operating leases as incurred. Under US GAAP, operating lease costs are recognized on a straight-line basis over the term of the lease. The adjustment to deferred rent expense for this difference was $177 thousand.

(b)    In accordance with Canadian ASPE, Bolt Supply originally recorded income taxes using the taxes payable method in which only current income tax assets and liabilities are recorded to the extent they are unpaid or recoverable. Under US GAAP, deferred tax asset and liabilities are established on the balance sheet to reflect the tax effect of temporary differences between the book and tax basis of the underlying assets and liabilities. The adjustment to deferred tax liabilities for this difference was $86 thousand.

(c)    Bolt Supply originally recorded expenses related to operating leases as incurred in accordance with Canadian ASPE. Under US GAAP, operating lease costs are recognized on a straight-line basis over the term of the lease. This adjustment reflects the additional expense that Bolt Supply would incur under US GAAP of $36 thousand and $103 thousand for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively.

(d)    Income tax expense has been reduced by $15 thousand and $42 thousand for the year ended December 31, 2016 and the nine months ended September 30, 2017 which approximates the effective tax rate.

Note 5 - Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unadjusted pro forma condensed combined financial information:

(a)    The pro forma adjustments to cash and cash equivalents reflects the amount paid for the acquisition as follows (amounts in thousands):

Total funds used for the acquisition	$32,419
Proceeds from revolving line of credit	(16,300)
Cash portion of purchase consideration	$16,119

(b)    The pro forma adjustments to property, plant and equipment to reflect their fair market value, based on independent appraisals of the properties, were as follows (amounts in thousands):

Land	$100
Buildings	159
Total property, plant and equipment adjustment	$259

The related depreciation is considered immaterial for inclusion in the pro forma financial statements.

(c)    The pro forma adjustment to goodwill of $14.1 million reflects the purchase price of the acquisition less the fair market value of the acquired identifiable net assets.

(d)    The fair market value of the acquired intangible assets and their estimated useful lives was calculated by a third-party valuation firm. The pro forma adjustments to intangible assets are as follows:

	Estimated useful life (in years)	(Amounts in thousands)
Trade names	15	$7,234
Customer relations	12	4,182
Total intangible assets adjustment		$11,416

(e)    The pro form adjustment to revolving line of credit consists of proceeds received by Lawson as a part of the payment for the acquisition and the pay down of the line of credit at Bolt Supply as follows (amounts in thousands):

Proceeds from Lawson revolving line of credit	$16,300
Paydown of Bolt Supply revolving line of credit	(2,360)
Total adjustments	$13,940

(f)    The pro forma adjustment of $203 thousand to deferred rent liability reflects the fair market value adjustment to Bolt Supply's operating leases for branch locations. The amount was determined by a third-party review of Bolt Supply's operating leases.

(g)    The $3.1 million pro forma adjustment to deferred income tax liabilities was calculated on the book tax differences created by the purchase price allocation using a 27% statutory tax rate which approximates the effective tax rate.

(h)    The pro forma adjustments to eliminate Bolt Supply's historical equity include the following (amounts in thousands):

Preferred shares	$1,838
Retained earnings	5,680
Total stockholders' equity	$7,518

(i)    The pro forma adjustment for amortization of acquired intangible assets are as follows (amounts in thousands):

	Year Ended	Nine Months Ended
	December 31, 2016	September 30, 2017
Trade names	$459	$343
Customer relations	331	247
Total intangible assets adjustment	$790	$590

(j)    Pro forma operating expenses were reduced by management fees of $1.1 million and $0.8 million for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively, which consist of payments made to the previous owners that were discontinued as a part of the acquisition.

(k)    A Pro Forma adjustment has been made to remove the acquisition related expenses of $286 thousand which were originally recorded in the Company's September 30, 2017 results.

(l)    The additional net interest expense was calculated based on the $16.3 million borrowing on Lawson's revolving line of credit in relation to the acquisition, using the current interest rate of 4.25%, and assuming that the revolver balance was reduced by $0.7 million each month.

(m)    The additional income tax benefit is based on the pro forma adjustments using a 27% statutory income tax rate.